                                                                    EXHIBIT 99.2



                                CLICK2LEARN, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

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
                                                                         JUNE 30,      DECEMBER 31,
                                                                           2002           2001
                                                                       (UNAUDITED)
                                                                        --------        --------
                                     ASSETS

Current assets:
    Cash and cash equivalents                                            $ 4,979        $ 9,553
     Accounts receivable, net of allowance for returns and
           doubtful accounts of $1,138 in 2002 and $1,430 in 2001         13,854         19,449
    Inventories                                                               64             62
    Other                                                                  1,194          1,190
                                                                         -------        -------
             Total current assets                                         20,091         30,254
     Property and equipment, net                                           1,590          2,250
     Goodwill and other intangible assets, net                             8,082          6,061
     Other                                                                   623            789
                                                                         -------        -------
              Total assets                                               $30,386        $39,354
                                                                         =======        =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                      $10,129        $ 9,377
                                                                         -------        -------
             Total current liabilities                                    10,129          9,377
Noncurrent liabilities                                                       167            417
                                                                         -------        -------
             Total liabilities                                            10,296          9,794
                                                                         -------        -------


Stockholders' equity                                                      20,090         29,560
                                                                         -------        -------
            Total liabilities and stockholders' equity                   $30,386        $39,354
                                                                         =======        =======
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